UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. ____)

☒	Filed by the registrant

☐	Filed by a party other than the registrant

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

MagneGas Corporation

(Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of Securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction : $____________

5)	Total fee paid: $_____________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.

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4)	Date Filed:

MAGNEGAS CORPORATION

11885 44TH STREET NORTH

CLEARWATER, FL 33762

(727) 934-3448

NOTICE OF ACTIONS BY WRITTEN CONSENT OF HOLDERS OF
NOT LESS THAN A MAJORITY OF THE AGGREGATE VOTING POWER
OF ALL OUTSTANDING SHARES OF CAPITAL STOCK OF MAGNEGAS CORPORATION

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholder:

This Information Statement is being made available to the holders of record of the outstanding shares of common stock, $0.001 per value per share (the “Common Stock”), the Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), the Series B Convertible Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), the Series C Convertible Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”), and the Series D Convertible Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”) of MagneGas Corporation, a Delaware corporation (the “Company”), as of the close of business on September 6, 2017 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of the enclosed Information Statement is to inform you of actions taken on September 6, 2017 by written consent of Global Alpha, LLC (the “Majority Stockholder”). The Majority Stockholder is a privately owned company of which Carla Santilli (a member of our Board of Directors) and Ruggero Santilli each own 50%. Ermanno Santilli (our Chief Executive Officer and a member of our Board of Directors) and Luisa Ingargiola (our Chief Financial Officer and Secretary from 2007 through November 30, 2016, and a current member of our Board of Directors) are voting members of the Majority Stockholder, but have no equity interest. Each share of Series A Preferred Stock has voting rights of 100,000 votes per share and votes generally with the shares of Common Stock on all matters except as otherwise required by law. The total aggregate number of votes for the Series A Preferred Stock is 100 billion. As of the Record Date, the Majority Stockholder’s holdings represented approximately 99% of the votes entitled to be cast by the outstanding shares of our voting stock. The enclosed Information Statement shall also constitute the notice required under Section 228(e) of the Delaware General Corporation Law (“DGCL”).

On September 6, 2017, the Board of Directors (the “Board”) submitted the following actions to the Majority Stockholder for ratification and approval by consent in lieu of meeting, and the Majority Stockholder has ratified and approved the following actions:

1) The adoption of resolutions that have been adopted by the Board to approve the following transaction (the “Transaction”):

a) On September 15, 2017, the Company entered into a financing transaction with two institutional investors (“Investors”). The Transaction required the Company enter into a Securities Purchase Agreement (“SPA”) providing for the issuance and sale by the Company of Series E Convertible Preferred Stock (“Series E Preferred Stock”) and Warrants to Purchase Series E Convertible Preferred Stock (the “Series E Preferred Warrants”) for up to a total aggregate purchase price not to exceed the maximum amount permissible pursuant to General Instruction I.B.6 of Form S-3. At the initial closing under the SPA, the Company issued to the Investors 36,765 shares of Series E Preferred Stock at a purchase price of $1.36 per share. The Series E Preferred Warrants will be exercisable for a total of 419,117 Series E Preferred Shares at an exercise price of $1.36 per share. The Series E Preferred Shares have an initial conversion price of $1.36 and will be initially convertible into an aggregate of 455,882 shares of common stock.

b) In conjunction with the SPA, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Delaware Secretary of State. The Certificate of Designations designated a new class of preferred stock as “Series E Convertible Preferred Stock”. The Series E Convertible Preferred Stock has a Stated Value of $1.36 per share and a Conversion Price of $1.36. The Series E Convertible Preferred Stock also has an “Alternative Conversion Price” equal to the lowest of (A) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion and (B) the greater of (x) the Floor Price and (y) the lowest of (i) 75% of the Closing Bid Price of the Common Stock as of the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, (ii) 75% of the VWAP of the Common Stock as of the Trading Day of the delivery or deemed delivery of the applicable Conversion Notice, (iii) 75% of the sum of the lowest VWAP of the Common Stock for each Trading Day during three (3) out of the ten (10) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (I) three (3), (iv) 75% of the price computed as the quotient of (I) the sum of the lowest VWAP of the Common Stock for each Trading Day during five (5) of the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (II) five (5).

c) The Certificate of Designations contains an exchange cap whereby the Company shall not issue any shares of common stock upon conversion of any shares of Series E Preferred Stock if the issuance of such shares of common stock (taken together with the issuance of all other shares of common stock issued pursuant to the SPA and the securities referenced in that certain Securities Purchase Agreement entered into between the parties on July 21, 2017 (the “July SPA”)) would exceed the aggregate number of shares of common stock which the Company may issue pursuant to the SPA or upon conversion of any shares of Series E Preferred Stock or otherwise pursuant to the respective terms thereof without breaching the Company’s obligations under the rules or regulations of the NASDAQ Capital Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”). The Series E Preferred Stock is not convertible until stockholder approval is effective pursuant to Section 4(y) of the July SPA (including the issuance of Common Stock underlying the Series D Convertible Preferred Stock described therein).

The Board submitted the terms and conditions of the Transaction to the Majority Stockholder for ratification and approval by consent in lieu of meeting, and the Majority Stockholder has ratified and approved the issuance and sale, as part of the Transaction, of the 36,765 shares of Series E Preferred Stock (including the 36,765 shares of common stock issuable upon conversion thereof), the 419,117 Series E Preferred Warrants, the 419,117 shares of Series E Preferred Stock issuable upon exercise thereof, including the 455,882 shares of common stock issuable upon conversion thereof, in each case without any restrictions on conversion originally set forth in the SPA and the Certificate of Designation for the Series E Preferred Stock (including issuances in excess of the Exchange Cap) in order to comply with NASDAQ Marketplace Rule 5635(d), all as may be required by and in accordance with NASDAQ Marketplace Rule 5635(d).

The Board is not soliciting your consent or your proxy in connection with these actions, and no consents or proxies are being requested from stockholders.

Under Rule 14c-2 of the Exchange Act, the actions taken by the Majority Stockholder will not be effective until 20 days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C AND PURSUANT TO SECTION 228(E) OF THE DGCL. WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

By order of the Board of Directors

/s/ Ermanno Santilli
Ermanno Santilli
October 24, 2017	Chief Executive Officer and Director

INFORMATION STATEMENT

OF

MAGNEGAS CORPORATION

11885 44TH STREET NORTH

CLEARWATER, FL 33762

(727) 934-3448

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

PURPOSE OF INFORMATION STATEMENT

This Information Statement advises stockholders of MagneGas Corporation (the “Company”) of action taken on September 6, 2017 by written consent of Global Alpha, LLC (the “Majority Stockholder”). The Majority Stockholder is a privately owned company of which Carla Santilli (a member of our Board of Directors) and Ruggero Santilli each own 50%. Ermanno Santilli (our Chief Executive Officer and a member of our Board of Directors) and Luisa Ingargiola (our Chief Financial Officer and Secretary from 2007 through November 30, 2016, and a current member of our Board of Directors) are voting members of the Majority Stockholder, but have no equity interest. The Majority Stockholder holds a majority of the aggregate voting power of all outstanding shares of capital stock of the Company entitled to vote on the matters set forth in this Information Statement as of September 6, 2017 (the “Record Date”).

OVERVIEW OF ACTIONS

On September 15, 2017, the Company entered into a financing transaction with two institutional investors (“Investors”). The Transaction required the Company enter into a Securities Purchase Agreement (“SPA”) providing for the issuance and sale by the Company of Series E Convertible Preferred Stock (“Series E Preferred Stock”) and Warrants to Purchase Series E Convertible Preferred Stock (the “Series E Preferred Warrants”) for up to a total aggregate purchase price not to exceed the maximum amount permissible pursuant to General Instruction I.B.6 of Form S-3. At the initial closing under the SPA, the Company issued to the Investors 36,765 shares of Series E Preferred Stock at a purchase price of $1.36 per share. The Series E Preferred Warrants will be exercisable for a total of 419,117 Series E Preferred Shares at an exercise price of $1.36 per share. The Series E Preferred Shares have an initial conversion price of $1.36 and will be initially convertible into an aggregate of 455,882 shares of common stock.

In conjunction with the SPA, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Delaware Secretary of State. The Certificate of Designations designated a new class of preferred stock as “Series E Convertible Preferred Stock”. The Series E Convertible Preferred Stock has a Stated Value of $1.36 per share and a Conversion Price of $1.36. The Series E Convertible Preferred Stock also has an “Alternative Conversion Price” equal to the lowest of (A) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion and (B) the greater of (x) the Floor Price and (y) the lowest of (i) 75% of the Closing Bid Price of the Common Stock as of the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, (ii) 75% of the VWAP of the Common Stock as of the Trading Day of the delivery or deemed delivery of the applicable Conversion Notice, (iii) 75% of the sum of the lowest VWAP of the Common Stock for each Trading Day during three (3) out of the ten (10) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (I) three (3), (iv) 75% of the price computed as the quotient of (I) the sum of the lowest VWAP of the Common Stock for each Trading Day during five (5) of the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (II) five (5).

The Certificate of Designations contains an exchange cap whereby the Company shall not issue any shares of common stock upon conversion of any shares of Series E Preferred Stock if the issuance of such shares of common stock (taken together with the issuance of all other shares of common stock issued pursuant to the SPA and the securities referenced in that certain Securities Purchase Agreement entered into between the parties on July 21, 2017 (the “July SPA”)) would exceed the aggregate number of shares of common stock which the Company may issue pursuant to the SPA or upon conversion of any shares of Series E Preferred Stock or otherwise pursuant to the respective terms thereof without breaching the Company’s obligations under the rules or regulations of the NASDAQ Capital Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”). The Series E Preferred Stock is not convertible until stockholder approval is effective pursuant to Section 4(y) of the July SPA (including the issuance of Common Stock underlying the Series D Convertible Preferred Stock described therein).

 Until such time as the Corporation has received stockholder approval as required by NASDAQ Marketplace Rule 5635(d), the Corporation may not issue, upon partial or full conversion of the Series E Convertible Preferred Stock, a number of shares of common stock which, when aggregated with the shares of common stock issued in the Transaction pursuant to the SPA, and the securities referenced in the July SPA, and any shares of common stock issued pursuant to any prior conversion of any Series E Preferred Stock, would exceed the Exchange Cap. As a result, stockholder approval is required under NASDAQ Marketplace Rule 5635(d) to issue any shares of common stock above the Exchange Cap.

The Board submitted the terms and conditions of the Transaction to the Majority Stockholder for ratification and approval by consent in lieu of meeting, and the Majority Stockholder has ratified and approved the issuance and sale, as part of the Transaction, of the 36,765 shares of Series E Preferred Stock, the 419,117 Series E Preferred Warrants, the 419,117 shares of Series E Preferred Stock issuable upon exercise thereof, including the 455,882 shares of common stock issuable upon conversion thereof, in each case without any restrictions on conversion originally set forth in the SPA and the Certificate of Designation for the Series E Preferred Stock (including issuances in excess of the Exchange Cap) in order to comply with NASDAQ Marketplace Rule 5635(d), all as may be required by and in accordance with NASDAQ Marketplace Rule 5635(d).

OUTSTANDING SHARES AND VOTING RIGHTS

At the close of business on the Record Date, there were 12,380,741.7 shares of our common stock outstanding.

At the close of business on the Record Date, there were 1,000,000 shares of Series A Preferred Stock outstanding. All 1,000,000 shares of Series A Preferred Stock are held by the Majority Stockholder. Each share of Series A Preferred Stock has voting rights of 100,000 votes per share and votes generally with the shares of Common Stock on all matters except as otherwise required by law. The total aggregate number of votes for the Series A Preferred Stock is 100 billion. As of the Record Date, the Majority Stockholder’s holdings represented approximately 99% of the votes entitled to be cast by the outstanding shares of our voting stock, all of which approved and adopted the matters set forth herein.

The Board is not soliciting your consent or your proxy in connection with these actions, and no consents or proxies are being requested from stockholders. The vote that was required to approve the transactions described in this Information Statement was the affirmative vote of the holders of a majority of the aggregate voting power of all outstanding shares of capital stock of the Company entitled as of the Record Date to vote on such matters.

Section 228 of the Delaware General Corporation Law and Article II, Section 11 of the Company’s By-Laws, as amended, provide that stockholders of the Company may act by written consent without a meeting if such stockholders hold the number of shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted.

EFFECTIVENESS OF CORPORATE ACTIONS

Under Rule 14c-2 of the Securities Exchange Act of 1934, as amended, the actions taken by the Majority Stockholder will not be effective until 20 days after this Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Delaware General Corporation Law are afforded to the Company’s stockholders as a result of the approval of the actions taken by the Majority Shareholder.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No officer or director has any substantial interest in the matters acted upon by our Board of Directors and the Majority Stockholder, other than in their roles as an officer or director or Majority Shareholder.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (also known as “EDGAR”).

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of Information Statement, to the Company at Corporate Secretary, 11885 44th Street North, Clearwater, FL 33762, telephone: (727) 934-3448.

If multiple stockholders sharing an address have received one copy of the Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of the Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.